Exhibit 10.35

Execution Version

AMENDMENT TO INTERCOMPANY SERVICES AGREEMENT

This Amendment to Intercompany Services Agreement (this “Amendment”), effective as of this 14th day of June, 2012 (the “First Amendment Effective Date”), by and between Cox Enterprises, Inc., a Delaware corporation (“CEI”), and AutoTrader.com, Inc., a Delaware corporation (“ATC”), hereby amends that Intercompany Services Agreement dated as of May 4, 2010, by and between CEI and ATC (the “Agreement”).

WHEREAS, CEI and ATC desire to amend the Agreement to amend Section 2.2 of the Agreement to modify the Base Fee CEI charges ATC for the Services.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants contained herein, the parties to this Amendment, intending legally to be bound, hereby agree as follows:

1. Amendment to Section 1.2. The Agreement is hereby amended such that Section 1.2 is hereby deleted in its entirety and the following shall be inserted in lieu thereof:

“CEI shall, or shall cause one or more of its affiliates to, provide the services described in Attachment A (the “Service(s)”) in accordance with the terms and conditions of this Agreement. As of the First Amendment Effective Date, such Services shall include the categories of Accounting, Corporate Information Systems, Tax, Tax-D&T and DL, Audit, Risk Management, Benefits, Communications, Compensation, Treasury, Fleet, Legal, Human Resources Development, Security, Human Resources Technology Systems, Government Relations, Travel Administration, Telecommunications, Business Development, Supply Chain Services, Human Resources and Real Estate.”

2. Amendments to Attachment A. Attachment A is hereby deleted in its entirety and Attachment A attached hereto shall be inserted in lieu thereof.

3. Amendment to Section 2.1. The Agreement is hereby amended such that Section 2.1 is hereby deleted in its entirety and the following shall be inserted in lieu thereof:

“2.1 ATC will pay to CEI an aggregate annual base fee of $5.5 million for the Services for the period of January 1, 2012 through December 31, 2012 (the “First Year”), $6 million for the Services for the period of January 1, 2013 through December 31, 2013, $9 million for the Services for the period of January 1, 2014 through December 31, 2014, and $9 million per year for each subsequent calendar year thereafter until the termination or expiration of this Agreement (the foregoing annual fee for each calendar year during the Term is referred to herein as the “Base Fee”). The Base Fee shall be subject to adjustment in accordance with this Section 2 and shall be payable in twelve equal monthly installments for each calendar year during the Term; provided, that, the parties acknowledge and agree that ATC has paid CEI $1 million as of the First Amendment Effective Date, and that the remaining $4.5 million of the Base Fee for the First Year shall be payable in six (6) monthly installments of $750,000 each, commencing on July 1, 2012.”

4. Amendment to Section 2.2(a); Deletion of References to Discounted Allocation.

(a) The Agreement is hereby amended such that clause (a) of Section 2.2 is hereby deleted in its entirety and the following shall be inserted in lieu thereof:

“(a) an internal cost allocation (“Allocation”), and both ATC and CEI acknowledge and agree that the Base Fee for the First Year reflects such Allocation; and”

(b) The Agreement is hereby amended such that each reference to “Discounted Allocation” therein is hereby deleted in its entirety and the word “Allocation” shall be inserted in lieu thereof.

5. Amendment to Section 2.7. The third sentence of Section 2.7 is hereby deleted in its entirety and the following shall be inserted in lieu thereof:

“Past-due amounts shall accrue interest, which ATC shall be responsible for paying, at a rate equal to the rate of interest for Cash Advances prescribed in the Cash Management Agreement.”

6. Amendment to Section 2.8. Section 2.8 is hereby deleted in its entirety and the following shall be inserted in lieu thereof:

“Notwithstanding anything in this Section 2 to the contrary, CEI covenants that the methodology for the invoicing, payment and True-Up processes and procedures to be followed shall be consistent (a) with CEI’s past practices of making payments for or allocating expenses in respect of Services for ATC and (b) across other CEI-owned or controlled business units.”

7. Amendment to Section 3.5. The second sentence of Section 3.5 is hereby deleted in its entirety and the following shall be inserted in lieu thereof:

“During such period, ATC shall pay to CEI its Actual Costs to provide such Services.”

8. Effectiveness of Amendment. This Amendment is hereby effective as of the First Amendment Effective Date.

9. Miscellaneous. Except as herein modified, all terms and conditions of the Agreement remain in full force and effect. Capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Agreement. In the event of any conflict between the terms and conditions of this Amendment and the Agreement, this Amendment shall control. This Amendment may be signed in counterparts with the same effect as if the signature on each such counterpart were upon the same instrument, and a facsimile or e-mail transmission shall be deemed to be an original signature.

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IN WITNESS WHEREOF, the parties have duly executed this Amendment as of the date first above written.

AUTOTRADER.COM, INC.

By:	/s/ Charles N. Bowen
Name: Charles N. Bowen
Title: Secretary

COX ENTERPRISES, INC.

By:	/s/ Charles N. Bowen
Name: Charles N. Bowen
Title: Assistant Secretary

[Signature Page to Amendment to Intercompany Services Agreement]

ATTACHMENT A

Attachment A to

Intercompany Services

Agreement ,

AutoTrader.com, Inc. (ATC)

and Cox Enterprises, Inc. (CEI)

Categories	Services (does not include outside vendor services, which are billed as part of the direct cost allocation)

Accounting	Accounting services including support for benefit plans, insurance programs, cash management, intercompany allocations, payroll banking/reconciliations, and A/P support.

Corporate Information Systems (CIS)	Technology support including CEI-related hardware and software, data center, network management and security management services.

Tax	Tax services including handling the preparation and filing of federal, state, local and foreign tax returns, estimated tax payments, quarterly tax provisions and tax planning.

Tax-D&T and DL	Includes ATC allocated share of tax planning and compliance services provided by Deloitte & Touche, Dow Lohnes and/or other providers.

Audit	Internal audit services including auditing, oversight, and special projects as requested.

Risk Management	Risk management services including management of claims activity, workers compensation oversight, and coordination and negotiation of insurance policies and premiums with insurance and reinsurance providers.

Benefits	Employee benefits services including development and management of retirement and health & welfare plans and programs for active and retired employees, providing help desk support, coordination of benefit plan administration with third party administrators and actuaries, administering compliance with statutory reporting obligations, and design of benefits related communications.

Communications	Corporate communications services including internal and external public affairs, public communications, and employee communications.

Compensation	Compensation services including development and administration of employee compensation plans and programs, including long-term incentive plans, design and administration of compensation studies and surveys, and design of compensation related communications.

Treasury	Financial oversight including day-to-day cash management activities, intercompany balances, short and long-term financing activities, banking relations, pension plan and investment advisory selection and oversight.

Fleet	Fleet services including administration of business vehicle fleet and company-sponsored executive automobile leasing.

Legal	Legal and corporate secretarial advice, support and administration including corporate governance, maintenance of books and records, contract management, coordination with outside counsel, and litigation management .

Human Resource Development	Development services including delivery of CEI-sponsored employee training and development programs, and facilitation of employee performance issues.

Security	Security services including investigations, executive security oversight, and facilities security infrastructure.

Human Resource Technology Systems (HRTS)	HRTS services including support of systems for all HR, payroll and benefits activities and centralized payroll and tax services, including Help Desk support.

Government Relations	Government relations services including advice on federal, state and local government issues affecting ATC’s business and services.

Travel Administration	Travel services including administration of internal travel reservation support, pricing and service negotiations with travel-related vendors (e.g. airline, hotel, rental car), employee AMEX card program, and support for logistics related to company-sponsored meeting facilities at CEI headquarters building.

Telecommunications	Telecommunications support services including negotiation and administration of wireline, wireless telecom carrier contracts and support, and internal support of telecom infrastructure.

Business Development	Business development advice and support, including M&A transactional support and business portfolio strategic planning.

Supply Chain Services	Supply chain services including vendor management (contract negotiation and management), purchasing card administration, and energy management.

Human Resources	Human resources services including development, management and administration of employee programs, and management advice and oversight

Real Estate	Real estate support including lease negotiations, real estate acquisition and disposition, and construction management.